Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-193127) of Public Service Enterprise Group Incorporated of our report dated June 29, 2018, relating to the financial statements and supplemental schedule of Long Island Electric Utility ServCo LLC Incentive Thrift Plan II which appear on this Form 11-K for the year ended December 31, 2017.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania
June 29, 2018